Exhibit 99.2

FOR IMMEDIATE RELEASE

Hilton Grand Vacations to Acquire Bluegreen Vacations

Unites two highly complementary businesses to further scale and drive growth, adding over 200,000 members and 48 managed resorts in 14 new geographies, unlocking additional upside from HGV’s recent strategic infrastructure investments

Expands and diversifies lead flow through Bluegreen Vacations’ world-class strategic partnerships, including the signing of a new 10-year exclusive marketing agreement with Bass Pro Shops, America’s Premier Outdoor and Conservation Company with over 220 million customers annually

Adjusted free cash flow accretive transaction that generates ~$100 million in projected run-rate cost synergies, expected to be achieved in the first 24 months following close

ORLANDO, Fla. (Nov. 6, 2023) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) today announced that it has entered into a definitive agreement to acquire Bluegreen Vacations (NYSE: BVH; OTCQX: BVHBB) for $75 per share in an all-cash transaction, representing total consideration of approximately $1.5 billion, inclusive of net debt. The combination will broaden HGV’s offerings, customer reach and sales locations creating a premier vacation ownership and experiences company.

The acquisition is also expected to expand and diversify HGV’s lead flow through Bluegreen Vacations’ world-class partnerships, including an exclusive marketing agreement with Bass Pro Shops and its unique base of dedicated outdoor lifestyle enthusiasts. Expanding on Bluegreen Vacations’ existing relationship, HGV also announced today that it has signed a new 10-year exclusive marketing agreement with Bass Pro Shops.

“I’m excited to enhance the breadth and quality of our already best-in-class vacation ownership and experiences offering with the announcement of our agreement to acquire Bluegreen Vacations,” said Mark Wang, president and CEO of Hilton Grand Vacations. “Bluegreen Vacations has a strong track record of demonstrated organic growth, a dedicated customer base of more than 200,000 members, and boasts key lead-generating strategic partnerships that will broaden our reach and diversify our tour flow. Along with our long-standing relationship with Hilton, this highly complementary combination will also unlock additional upside by leveraging the infrastructure we have built over the past few years with the launch of the Hilton Vacation Club brand, our HGV Max membership offering, the HGV Ultimate Access experiential platform. I’m particularly excited about the opportunity to enter into a new relationship with Bass Pro Shops and its actively engaged, loyal community of outdoor enthusiasts. We’re confident that our team members, shareholders, members and consumers will all significantly benefit from the combination of these exceptional organizations.”

Alan Levan, Bluegreen Vacations chief executive officer said, “Today’s announcement represents another exciting chapter for Bluegreen Vacations. Combining with HGV will create an even more compelling vacation ownership offering, continuing to provide our owners and guests with enjoyable and unique experiences across a broader range of world-class destinations. I am extremely proud of the entire Bluegreen team for helping build Bluegreen into a leading vacation ownership company.”

Bass Pro Shops Partnership

In addition to the announced acquisition of Bluegreen Vacations, HGV today announced the signing of an exclusive 10-year marketing agreement with Bass Pro Shops, the premier outdoor retail and conservation company. This new partnership builds on Bluegreen Vacations’ success as the official vacation ownership partner of Bass Pro Shops and includes the existing joint venture encompassing four outdoor-themed resorts.

“For the past 51 years at Bass Pro Shops, we’ve been blessed to build a team of great people who are passionate about the outdoors and serving customers. We share a bond with them and we’re always looking for ways to add joy and excitement to their free time. Today we’re announcing one of the biggest commitments we’ve ever made to better serve our customers. Our new partnership with Hilton Grand Vacations is one of the most exciting and important in our history! It will give both of our legendary brands the ability to introduce many more people to the great outdoors and happy memories they will never forget,” stated Johnny Morris, founder, Bass Pro Shops.

Transaction Highlights

•	Adds scale and diversity to HGV’s offering

•	Increases HGV’s membership base from more than 525,000 to more than 740,000 and its resort portfolio from 150 to nearly 200 properties in 14 new geographies and eight new states.

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Complementary footprint of predominantly drive-to locations will double HGV’s presence along the east coast and expand the number of available outdoor and ski destinations while increasing sales distribution in new key markets.

•	Extends HGV’s offering, broadening its customer reach and expanding the relationship with the Hilton Honors program.

•	Expands and diversifies lead flow through world-class partnerships

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Bluegreen Vacations’ longstanding strategic partnerships complement HGV’s best-in-class lead generation while providing a significant opportunity to diversify tour flow and improve resilience across cycles.

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Bluegreen Vacations currently has a marketing presence in the majority of Bass Pro Shops and owns 51% of a joint venture with Bass Pro Shops that includes four outdoor-themed resorts, providing access to a unique and loyal customer base.

•	Unlocks upside by leveraging infrastructure of recent business evolution

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Allows HGV to leverage recent strategic investments, including the successful launch of its Hilton Vacation Club brand, the expanded access provided through its HGV Max membership, and the HGV Ultimate Access experiential events platform.

•	Opportunity to offer owners and members access to more vacations and experiences, including more resorts via HGV Max and across an even larger portfolio, backed by the strength of the Hilton brand.

•	Builds on the success of the HGV Ultimate Access experiential platform with the addition of Bluegreen Vacations’ outdoor-themed properties and partnerships, including Bass Pro Shops and NASCAR.

•	Bluegreen Vacations’ high-quality properties and trust-based structure align closely with the recently launched Hilton Vacation Club brand, enabling a smooth integration process.

•	~$100 million in projected cost synergies expected to be achieved in the first 24 months following close

•	Significant future cost synergy opportunities across G&A, sales, marketing and resort operations.

•	HGV has a strong track record of delivering deal cost synergies.

•	Expected to generate future revenue synergies of $75 million to $100 million, more than offsetting future incremental license fees.

•	Creates significant value with attractive financial profile, supporting higher free cash flow conversion and base of recurring EBITDA

•	Bluegreen Vacations has a strong track record of driving Net Owner Growth, generating significant lifetime value throughout the upgrade cycle.

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The combined company is expected to generate adjusted free cash flow conversion of adjusted EBITDA in the range of 55-65% in a steady state, enabling the continued pursuit of the company’s capital allocation strategy – including the return of capital to shareholders.

•	The transaction enhances HGV’s ability to generate significant Segment Adjusted EBITDA from recurring sources, adding additional resiliency to the business.

Transaction Details

Under the terms of the agreement, Bluegreen Vacations stockholders are expected to receive $75 in cash for each share of Bluegreen Vacations. The all-cash transaction values Bluegreen Vacations at approximately $1.5 billion, inclusive of net debt.

The transaction, which was unanimously approved by the Board of Directors for both companies, is expected to close during the first half of 2024 and is subject to customary closing conditions and regulatory approvals.

HGV’s management team, including president and CEO Mark Wang, chief financial officer Dan Mathewes, and chief operating officer Gordon Gurnik, will continue to serve in their current roles upon transaction close.

HGV Third Quarter 2023 Results and Fourth Quarter Fiscal Year 2023 Business Outlook

In a separate press release issued today, HGV reported results for its third quarter of fiscal year 2023, ended Sept. 30, 2023, and updated its full year 2023 guidance.

Advisors

BofA Securities is acting as the exclusive financial advisor for HGV, and Alston & Bird LLP, Simpson Thacher & Bartlett LLP and Foley & Lardner LLP, are acting as legal counsel. Credit Suisse and Wells Fargo are acting as financial advisors for Bluegreen Vacations, and Stearns, Weaver, Miller is acting as legal counsel.

HGV has received financing commitments from Bank of America, Deutsche Bank, Barclays and J.P. Morgan to consummate the transaction.

Conference Call

HGV will host a conference call for analysts and investors today at 9 a.m. (ET), which is also the time HGV will discuss its reported results for the third quarter of 2023.

Participants are encouraged to listen to the live webcast by logging onto the HGV Investor Relations website at https://investors.hgv.com/events-and-presentations.http://investors.hgv.com/events-and-presentations . The accompanying slide presentation will be available at the same site.

To access the live teleconference via phone, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.

A replay will be available beginning three hours after the teleconference’s completion through Nov. 13, 2023. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID# 13735181. A webcast replay and transcript will be available within 24 hours after the live event at https://investors.hgv.com.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company and is the exclusive vacation ownership partner of Hilton. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets, and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and more than 525,000 Club Members. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world. For more information, visit www.corporate.hgv.com.

About Bluegreen Vacations

Bluegreen Vacations Holding Corporation (NYSE: BVH; OTCQX: BVHBB) is a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in popular leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based, deeded vacation ownership plan with 74 Club and Club Associate Resorts and access to nearly 11,600 other hotels and resorts through partnerships and exchange networks.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts, including related to the proposed transaction between HGV and Bluegreen Vacations.

HGV cautions you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties, including those related to the proposed transaction between HGV and Bluegreen Vacations, could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K, which may be supplemented and updated by the risk factors in HGV’s quarterly reports, current reports and other filings HGV makes with the SEC. HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward-looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contacts

HGV Investor:

Mark Melnyk

407-613-3327

mark.melnyk@hgv.com

HGV Media:

Lauren George

407-613-8431

lauren.george@hgv.com

Bluegreen Vacations Investor:

Sharon Stennett

954-399-7193

IR@bvhcorp.com

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